Exhibit 23.1
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                  CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 19, 1999, relating to the financial statements and financial statement schedule which appears in Sunrise Technologies International, Inc.'s Annual Report on
Form 10-K/A for the year ended December 31, 1998.





                      /s/ PricewaterhouseCoopers LLP
                      PricewaterhouseCoopers LLP



San Jose, CA
November 24, 1999